SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                       October 30, 2006
                        Date of Report
              (Date of Earliest Event Reported)

                    NEW YORK NETWORKS, INC.
     (Exact Name of Registrant as Specified in its Charter)

                       6650 Top Gun Street
                  San Diego, California 92121
           (Address of Principal Executive Offices)

                CALIPER ACQUISITION CORPORATION
                      1504 R Street, N.W.
                    Washington, D.C. 20009
  (Former Name and Former Address of Principal Executive Offices)

                         858/558-5270
              (Registrant's Telephone Number)

 Delaware                   0-29695                52-2217568
(State or other      (Commission File Number)     (IRS Employer
jurisdiction            Identification No.)
of incorporation)

                ITEM 5.01 Changes in Control of Registrant

     (a) On October 30, 2006, the Registrant, TPG Capital Corporation and New York Networks, Inc. (Nevada) took the following actions which have resulted in New York Networks, Inc. (Nevada) acquiring control of the Registrant. Subsequent to this change in control, New York Networks, Inc. (Nevada) intends to transfer its assets and certain liabilities to the Registrant which includes an agreement to acquire the assets and certain liabilities of Mad Engine, a private company. Thereafter the Registrant intends to register its securities for public sale and to cause those securities to be traded in the United States securities market.

     1. 4,650,000 shares of the 5,000,000 shares of common stock of the Registrant owned by TPG Capital Corporation were sold at par to New York Networks, Inc. (Nevada).

     2   A new director and officer of the Registrant was elected and appointed simultaneously with the acceptance of the resignation of the prior officer and director of the Registrant.

     (b) This Current Report on Form 8-K incorporates by reference the information contained in the Form 10-SB filed by the Registrant on February 25, 2000 and its subsequent filing with the Securities and Exchange Commission pursuant to Sections 13 or 15(d) of the Securities Exchange Act.

        ITEM 5.02   Departure of Directors or Principal Officers;
                    Election of Directors

     On October 30, 2006, the following person was elected to the Board of Directors of the Registrant:

               Sadik Albert Amato

     On October 30, 2006, the following person was appointed to the following offices of the Registrant:

               Sadik Albert Amato   President, Secretary

     On October 30, 2006, the prior officer and director of the Registrant, resigned from such positions with the Registrant.

                      ITEM 8.01 Other Events

     The following information describes New York Networks, Inc. (Nevada) and Mad Engine:

     New York Networks, Inc. (Nevada) was formed to engage in the business of the acquisition, development and marketing of branded entertainment for families, parents, teens and children. New York Networks, Inc. (Nevada) intends to create an inventory of television programs, feature shows, films, websites and live entertainment events through a series of acquisitions, joint ventures and alliances. Under the New York Networks umbrella brand, programming content, events, consumer products and services will be marketed and distributed to consumers. New York Networks, Inc. (Nevada) and its licensees will market branded merchandise globally through a variety of distribution networks, including mass markets, specialty retailers, the company's own television programs, and the company's own websites. New
York Networks, Inc. (Nevada) currently has the rights to produce and distribute five in development children and teenage television shows and one children's book series on learning to read music.

     New York Networks, Inc. (Nevada) has entered into an agreement to acquire all the assets of Mad Engine, a California based apparel manufacturing company. Mad Engine primarily produces T-shirts, knit tops, jackets, pajamas and private labels with logos, pictures or brand names relating to cartoons or movie characters. Mad Engine has its own in-house art studio for the purpose of creating products using the latest art techniques. Mad Engine's current licensing partners include: Marvel Comics, Spiderman 3, the Fast and the Furious, Radio Days, West Coast Choppers, Monster Garage, Dooley and Friends, Speed Racer, Toyota and Mitsubishi.
Mad Engine makes products for adults, youth and juniors, and is one of the largest screen printing companies in Southern California.

     Mad Engine has customer relationships with over 6,000 retailers and distributors of all sizes. Customers are located throughout the United States, including California, Utah, Ohio, Tennessee, Washington, Connecticut, Pennsylvania and New York. Some examples of Mad Engine's customers include: Hot Topic, Anchor Blue, Urban Outfitters, Nordstrom, Federated, Bloomingdale's, Sears, Kohls, JC Penney, Wal-Mart, Target and KMart. Currently, Wal-Mart purchases a total of 44.42 percent of Mad Engine's merchandise, Wal-Mart Canada purchases a total of 12.31 percent, and JC Penney purchases a total of 10.10 percent.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                 NEW YORK NETWORKS, INC.
                                (formerly Caliper Acquisition Corporation)


Date: 10/31/2006                /s/ Sadik Albert Amato, President